                                                                     Exhibit 3.6

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED 02:30 PM 07/12/1999
   991284667 - 2398062

                   CERTIFICATE OF CORRECTION FILED TO CORRECT
               A CERTAIN ERROR IN THE CERTIFICATE OF AMENDMENT TO
              THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                         OF U.S.I. HOLDINGS CORPORATION
                  FILED IN THE OFFICE OF THE SECRETARY OF STATE
                           OF DELAWARE ON JULY 9, 1998

          U S.I. Holdings Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware:

     DOES HEREBY CERTIFY:

     l.   The name of the corporation is U.S.I. Holdings Corporation.

     2. That a Certificate of Amendment (the "Certificate") to the Amended and Restated Certificate of Incorporation ("the Amended and Restated Articles") of U.S.I. Holdings Corporation was filed by the Secretary of State of Delaware on July 9, 1998 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

     3. The inaccuracy or defect of said Certificate to be corrected is as follows:

     The first clause of Article Fourth of the Certificate stated that Article V of the Amended and Restated Article of Incorporation was being amended. This was in error; as Article VI of the Amended and Restated Articles was the article amended as is reflected in the text of the amendment.

     4. The first clause of Article Fourth of the Certificate is corrected to read as follows:

     "Section(a) of Article VI of the Amended and Restated Certificate of Incorporation is amended and restated as follows:"

     IN WITNESS WHEREOF, said U.S.I. Holdings Corporation has caused this Certificate to be signed by Ernest J. Newborn its Secretary and Senior Vice President this 12th day of July, 1999.

                                                   U.S.I. Holdings Corporation


                                                   By: /s/ Ernest J. Newborn
                                                       -------------------------
                                                   Name:  Ernest J. Newborn
                                                   Title: Senior Vice President
                                                          and Secretary